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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Northfield Laboratories Inc:

We consent to the incorporation by reference in this registration statement on Form S-8 of Northfield Laboratories Inc. (a company in the development stage) of our reports dated August 12, 2005, with respect to the balance sheets of Northfield Laboratories Inc. as of May 31, 2005 and 2004, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended May 31, 2005, and for the cumulative period from June 19, 1985 (inception) through May 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of May 31, 2005 and the effectiveness of internal control over financial reporting as of May 31, 2005, incorporated herein by reference.

Our report refers to a change in accounting due to the adoption of the provisions of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

                                                  /s/ KPMG LLP

Chicago, Illinois
September 29, 2005